Exhibit 4.4

RIGHTS CERTIFICATE #:

NUMBER OF RIGHTS:

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY’S PROSPECTUS DATED FEBRUARY 22 , 2019 (THE “PROSPECTUS”) AND ARE INCORPORATED HEREIN BY REFERENCE.COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM MORROW SODALI LLC, THE INFORMATION AGENT FOR THE RIGHTS OFFERING.

Trans-Lux Corporation
Incorporated under the laws of the State of Delaware

NON-TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATE

Evidencing Non-Transferable Subscription Rights to Purchase Shares of Common Stock of Trans-Lux Corporation Subscription Price: $1.00 per Share

THE SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED BEFORE 5:00 P.M., EASTERN TIME, ON FEBRUARY 22, 2019, UNLESS EXTENDED BY THE COMPANY

THIS CERTIFIES THAT

the registered owner whose name is inscribed hereon is the owner of the number of non-transferable subscription rights set forth above (the “Rights”).  Each Right gives the holder thereof the right to purchase from Trans-Lux Corporation one share (the “Basic Subscription Right”) of common stock, par value $0.001 per share (“Common Stock”), at a subscription price of $1.00 per whole share (the “Subscription Price”).  In addition, a Rights holder that timely and fully exercises its Basic Subscription Rights will be eligible to subscribe (the “Over-Subscription Right”), at the Subscription Price, for any shares of Common Stock not purchased by other Rights holders through the exercise of their Basic Subscription Right (the “Unsubscribed Shares”).  If the over-subscription requests exceed the available Unsubscribed Shares, we will allocate the Unsubscribed Shares as described in the Prospectus.  The Rights represented by this Certificate may be exercised by completing Form 1 and any other appropriate forms on the reverse side hereof and by returning payment of the full Subscription Price for each share of Common Stock in accordance with the Instructions for Use of Subscription Rights Certificates that accompany this Certificate.

This Subscription Rights Certificate is not valid unless countersigned by the subscription agent and registered by the registrar. Witness the seal of Trans-Lux Corporation and the signatures of its duly authorized officers.

COUNTERSIGNED AND REGISTERED:

Alberto Shaio, President and CEO	Todd Dupee, Senior Vice President and Chief Accounting Officer

By:_____________________________________ Continental Stock Transfer & Trust Company

DELIVERY OPTIONS FOR SUBSCRIPTION RIGHTS CERTIFICATE

Delivery other than to the address listed below will not constitute valid delivery.

Continental Stock Transfer & Trust Company, 1 State Street Plaza - 30th Floor, New York, NY 10004, Attn:  Reorganization Department

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY

FORM 1 – EXERCISE OF SUBSCRIPTION RIGHTS

To subscribe for shares pursuant to your Basic Subscription Right, please complete lines (a) and (c) and sign under Form 2 below.  To subscribe for shares pursuant to your Over-Subscription Right, please also complete line (b) and sign under Form 2 below.  To the extent you subscribe for more shares than you are entitled under either the Basic Subscription Right or the Over-Subscription Right, you will be deemed to have elected to purchase the maximum number of shares for which you are entitled to subscribe under the Basic Subscription Right or the Over-Subscription Right, as applicable.

(a) EXERCISE OF BASIC SUBSCRIPTION RIGHT

I exercise		x	1	=
	(no. of Rights)		(ratio)		(no. of new shares, rounded down to nearest whole share)
Therefore, I apply for		x	$1.00	=	$
	(no. of new whole shares)		(subscription price)		(amount enclosed)

(b) EXERCISE OF OVER-SUBSCRIPTION RIGHT

If you have exercised your Basic Subscription Right in full, you may subscribe for additional shares in the Rights Offering pursuant to your Over-Subscription Right:

I apply for		x	$1.00	=	$
	(no. of whole shares)		(subscription price)		(additional amount enclosed)

(c) Total Amount of Payment Enclosed (sum of amounts listed under lines (a) and (b)): $__________.

METHOD OF PAYMENT (CHECK ONE)

☐

Cashier’s or certified check or bank draft drawn on a U.S. bank payable to “Continental Stock Transfer & Trust Company, as Subscription Agent for Trans-Lux”;

☐

U.S. postal, telegraphic or express money order; or

☐

wire transfer of immediately available funds directly to the account maintained by “Continental Stock Transfer & Trust Company as agent for Trans-Lux”; at Bank Name: JP Morgan Chase; ABA #: 021000021; Account #: 475-476190, with reference to the rights holder’s name and the account number listed on the Subscription Rights Certificate or Notice of Guaranteed Delivery.

FORM 2 – SIGNATURE

TO SUBSCRIBE:

I acknowledge that I have received the Prospectus for this Rights Offering and I hereby irrevocably subscribe for the number of shares indicated above on the terms and conditions specified in the Prospectus.

Signature of Owner

Signature of Joint Owner(s)

If you wish for the Common Stock issuable to you to be delivered to an address different than that shown on the face of this Certificate, please enter the alternate address below and have your signature guaranteed as set forth below.

____________________________________________________________________________________

IMPORTANT: The signature(s) must correspond with the name(s) as printed on the reverse of this Certificate in every particular, without alteration or enlargement, or any other change whatsoever.  When signing as attorney, executor, administrator, or other fiduciary, please give full title as such.  Joint owners must each sign personally.

SIGNATURE GUARANTEE

Signature of Owner

Signature of Joint Owner(s)

IMPORTANT: The signature(s) should be guaranteed by an eligible guarantor institution (bank, stock broker, savings & loan association or credit union) with membership in an approved signature guarantee medallion program (STAMP, MSP, OR SEMP) pursuant to Securities and Exchange Commission Rule 17Ad-15.

FOR INSTRUCTIONS ON THE USE OF TRANS-LUX CORPORATION SUBSCRIPTION RIGHTS CERTIFICATES, CONSULT MORROW SODALI LLC, THE INFORMATION AGENT FOR THE RIGHTS OFFERING, BY EMAIL AT TNLX@MORROWSODALI.COM OR BY TELEPHONE AT (800) 662-5200.